Execution Copy

FORBEARANCE AND WAIVER AGREEMENT

THIS FORBEARANCE AGREEMENT (the "Agreement") is entered into effective March 12, 2007 between MH FINANCIAL ASSOCIATES, LLC ("Lender") and MICROHELIX, INC. ("Borrower").

RECITALS:

A. Pursuant to an Agreement Regarding Amendment of Promissory Note dated October 19, 2006, Borrower and Lender entered into an Amended and Restated Promissory Note (the "Note") dated October 19, 2006 whereby Lender agreed to provide an amended and restated term loan credit facility to Borrower.

B. Pursuant to the terms of the Note, Borrower is obligated to make monthly payments to Lender. Borrower has failed to make the payments due January 19, 2007 and February 19, 2007. The failure to make these payments constitutes an Event of Default under the Note and Related Documents.

C. Pursuant to Section 11 of the Note, there exist the following other Events of Default:

1. Borrower has not registered with the Securities and Exchange Commission certain shares of common stock beneficially owned by Lender as required under Section 2.1 of that certain Registration Rights Agreement dated as of October 19, 2006 between Borrower and Lender (the "Registration Rights Agreement").

2. There has been a material adverse change in Borrower's financial condition and Lender believes that the prospect of payment performance under the note has been impaired.

3. Lender in good faith believes itself insecure.

C. Borrower and Lender desire to enter into this Agreement in order to set forth the terms and conditions under which Lender will waive certain of its rights under the Registration Rights Agreement and will forbear from immediately enforcing all of its available remedies against Borrower.

D. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Note.

AGREEMENT:

1. Acknowledgment and Reaffirmation of Indebtedness. Borrower acknowledges, reaffirms and agrees that it unconditionally owes the Lender the full amount of the indebtedness under the Note without setoff, defense, counterclaim or claim of recoupment of any kind whatsoever and that Borrower's prior grant of security interests in the Collateral to Lender is

valid, perfected and enforceable without defense, counterclaim or claim of recoupment of any kind whatsoever.

2. Lender's Waiver. Subject to the provisions of this Agreement and the consideration as provided in Section 4 below, Lender hereby waives compliance by Borrower of its obligations under Section 2.1 of the Registration Rights Agreement. Borrower acknowledges, reaffirms and agrees that Lender's other registration rights under the Registration Rights Agreement continue in full force and effect.

3. Lender's Conditional Forbearance. Subject to the provisions of this Agreement and the consideration as provided in Section 4 below, Lender will conditionally forbear from immediately exercising its rights and remedies against Borrower and the Collateral. Lender's continued forbearance is and shall remain subject to Borrower's complete, continuous and timely satisfaction of each of the following conditions:

3.1 Borrower shall make the scheduled monthly payments for January, February and March 2007 on or before March 12, 2007. Borrower shall make all further payments under the Note when due.

3.2 Borrower shall fully and timely perform, within any applicable cure period, all of its obligations to Lender under the Note and under any other agreements with Lender to which Borrower is a party (either now or in the future).

3.3 Upon execution of this Agreement, Borrower shall pay to Lender the sum of $2,500 to pay or reimburse Lender for Lender's fees, costs and expenses incurred to date in connection with Borrower's default and this Agreement.

Provided that Borrower satisfies these conditions, and so long as there is no new Event of Default, interest shall accrue at the non-default rate specified in the Note and Lender will waive any late charges accrued to date as specified in the Note.

4. Consideration. In consideration of Lender's waiver and conditional forbearance, Borrower agrees to the following:

4.1 Borrower will provide Lender a warrant for the purchase of 2,900,000 shares of Borrower's common stock with an exercise price of $.001 per share; provided, that the warrant will only be exercisable if and to the extent available shares of Borrower's common stock exist to permit exercise. Lender acknowledges that insufficient authorized shares of common stock currently exist to permit exercise of the warrant. The common stock issuable upon exercise of the warrant shall have the same registration rights under the Registration Rights Agreement as the other shares of common stock beneficially owned by Lender.

4.2 The exercise price is hereby reduced to $.001 per share with respect to (a) the 2,093,025 shares of common stock collectively issuable upon exercise of Warrant No. Series C-1 dated October 19, 2006 and Warrant No. Series C-2 dated November 2, 2006,

(b) the 203,507 shares of common stock collectively issuable upon exercise of Warrant No. PNote-1 dated October 19, 2006 and Warrant No. PNote-2 dated January 1, 2007, and (c) the shares of common stock issuable upon exercise of additional warrants which may be issued to Lender pursuant to Section 3 of that certain Agreement Regarding Amendment of Promissory Note dated October 19, 2006 between Borrower and Lender.

4.3 Borrower hereby releases and discharges Lender and Lender's members, managers, successors, assigns, employees and attorneys, and each of them, of and from any and all claims, demands, damages, suits, rights, defenses, offsets, or causes of action of every kind and nature that Borrower has or may have as of the date it executes this Agreement, whether known or unknown, contingent or matured, foreseen or unforeseen, asserted or unasserted, including, but not limited to, all claims for compensatory, general, special, consequential, incidental, and punitive damages, attorney fees, and equitable relief, other than Lender's obligations under this Agreement and the Agreement Regarding Amendment of Promissory Note (as modified hereby or as subsequently modified), and documents related thereto, arising on and after the date hereof.

5. No Waiver. Borrower acknowledges and agrees that, notwithstanding anything to the contrary contained herein, the terms of this Agreement shall not serve to effect a novation as to the Note or any related agreement, except as otherwise expressly provided for in this Agreement. Borrower further acknowledges and agrees that Lender has not waived any of its rights or remedies against or with respect to Borrower or the Collateral, whether with respect to the existing and continuing Events of Default referred to herein or otherwise, except as otherwise expressly provided for in this Agreement.

6. Further Assurances. Upon Lender's written request, Borrower at its own expense and at any time, will promptly and duly execute and deliver such further instruments and documents and take such further actions as Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers granted to Lender herein and under the terms of the Note and related agreements.

7. Expenses. From and after the effective date of this Agreement, within ten (10) business days after Lender's request, Borrower agrees to pay or reimburse Lender for all of Lender's costs and expenses reasonably incurred in connection with the enforcement or preservation of any rights under the Note, this Agreement, the Agreement Regarding Amendment of Promissory Note dated October 19, 2006 and any of the related agreements including, without limitation, fees and disbursements of Lender's outside or in-house counsel.

8. Non-Impairment. This Agreement is a revision only (i.e., an amendment and modification of Borrower's existing payment obligations to Lender under the Note) and not a novation, and nothing contained herein shall in any way impair the Note or any of the related agreements or alter, waive, annul, vary or affect any term, provision, condition, covenant, right, power or remedy contained therein, it being the intent of Borrower and Lender that the terms, provisions, conditions, covenants, rights, powers and remedies contained in the Note and the related agreements shall continue in full force and effect except as expressly modified by the terms of this Agreement.

9. Binding Effect. This Agreement shall be binding upon the successors and permitted assigns of the Borrower and shall inure to the benefit of Lender and its successors and assigns.

10. Assignment. Lender reserves the right to transfer or assign, in its sole and absolute discretion, and without notice to or consent by or from Borrower any or all of the powers, rights, title and interests held by Lender under this Agreement, the Note and related agreements, or any other agreements between or among Lender and Borrower. This Agreement, the Note and related agreements may not be assigned by Borrower by operation of law or otherwise, without Lender's prior written consent and any attempted assignment without consent shall be void and without effect.

11. Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be considered original signatures for purposes of this Agreement.

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12. STATUTORY WRITING REQUIREMENTS. **UNDER OREGON LAW MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.**

IN WITNESS WHEREOF, the parties have executed this Agreement, or caused their duly authorized representatives to execute this Agreement, as of the date first above written.

LENDER:
MH Financial Associates, LLC
By: Aequitas Capital Management, Inc., its Manager

By: /s/ Robert J. Jesenik
Robert J. Jesenik, CEO

BORROWER:
microHelix, Inc.

By: /s/ Tyram H. Pettit
Tyram H. Pettit, CEO

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